EXHIBIT 21
List of worldwide subsidiaries of Boston Scientific as of January 31, 2019
Structure of ownership and control:
Boston Scientific wholly owns or has a majority interest in all of the below mentioned entities.

Acurate Industria e Comercio Ltda. (Brazil)
American Medical Systems Europe B.V.     (The Netherlands)
Apama Medical, Inc. (Delaware)
Augmenix K.K. (Japan)
Augmenix UK Limited (England)
Augmenix, Inc. (Delaware)
Boston Scientific (Malaysia) Sdn. Bhd. (Malaysia)
Boston Scientific (South Africa) Proprietary Limited (South Africa)
Boston Scientific (Thailand) Ltd. (Thailand)
Boston Scientific (UK) Limited (England)
Boston Scientific AG (Switzerland)
Boston Scientific Argentina S.A. (Argentina)
Boston Scientific Asia Pacific Pte. Ltd. (Singapore)
Boston Scientific Benelux NV (Belgium)
Boston Scientific Canada Limited (Canada)
Boston Scientific Ceska republika s.r.o. (Czech Republic)
Boston Scientific Clonmel Limited, in liquidation (Ireland)
Boston Scientific Colombia Limitada (Colombia)
Boston Scientific Comercial de Costa Rica BSCR, S.R.L. (Costa Rica)
Boston Scientific Cork Limited, in liquidation (Ireland)
Boston Scientific de Costa Rica S.R.L. (Costa Rica)
Boston Scientific de Mexico, S.A. de C.V. (Mexico)
Boston Scientific del Caribe, Inc. (Puerto Rico)

Boston Scientific do Brasil Ltda. (Brazil)
Boston Scientific Far East B.V. (The Netherlands)
Boston Scientific Funding LLC (Delaware)
Boston Scientific Gesellschaft m.b.H. (Austria)
Boston Scientific Group plc (Ireland)
Boston Scientific Hellas S.A. (Greece)
Boston Scientific Hong Kong Limited (Hong Kong)
Boston Scientific Iberica, S.A. (Spain)
Boston Scientific India Private Limited (India)
Boston Scientific International B.V. (The Netherlands)
Boston Scientific International Finance Limited (Ireland)
Boston Scientific International S.A. (France)
Boston Scientific Ireland Limited, in liquidation (Ireland)
Boston Scientific Israel Limited (Israel)
Boston Scientific Japan K.K. (Japan)
Boston Scientific Korea Co., Ltd. (Korea)
Boston Scientific Lebanon SAL (Lebanon)
Boston Scientific Limited (England)
Boston Scientific Limited (Ireland)
Boston Scientific Ltd./Boston Scientifique Ltee. (Canada)
Boston Scientific Medical Device (Malaysia) Sdn. Bhd. (Malaysia)
Boston Scientific Medical Device Limited (Ireland)
Boston Scientific Medizintechnik GmbH (Germany)
Boston Scientific Middle East FZ-LLC (UAE)
Boston Scientific Middle East SAL (Offshore) (Lebanon)
Boston Scientific Nederland B.V. (The Netherlands)
Boston Scientific Neuromodulation Corporation (Delaware)
Boston Scientific New Zealand Limited (New Zealand)

Boston Scientific Nordic AB (Sweden)
Boston Scientific Philippines, Inc. (Philippines)
Boston Scientific Polska Sp. z o.o. (Poland)
Boston Scientific Portugal - Dispositivos Medicos, Lda (Portugal)
Boston Scientific Pty Ltd (Australia)
Boston Scientific S.A.S. (France)
Boston Scientific S.p.A. (Italy)
Boston Scientific Scimed, Inc. (Minnesota)
Boston Scientific Services Private Limited (India)
Boston Scientific Technology & Engineering Services Private Limited (India)
Boston Scientific TIP Gerecleri Limited Sirketi (Turkey)
Boston Scientific Uruguay S.A. (Uruguay)
Bravo Bidco Limited (England)
BSC International Medical Trading (Shanghai) Co., Ltd. (China)
BSC Medical Device Technology (Shanghai) Co., Ltd. (China)
Cardiac Pacemakers, Inc. (Minnesota)
CeloNova BioSciences Germany GmbH, in liquidation (Germany)
Claret Medical, Inc. (Delaware)
Cosman Medical, LLC (Massachusetts)
Crown Merger Corp. (Delaware)
Cryterion Medical, Inc. (Delaware)
Cryterion Medical Ireland, Limited (Ireland)
Electron Acquisition Corporation (Delaware)
EMcision International Inc. (Canada)
EMcision Limited (England)
EndoChoice GmbH, in liquidation (Germany)
EndoChoice Holdings, Inc. (Delaware)
EndoChoice, Inc. (Delaware)

EndoChoice Innovation Center Ltd. (Israel)
EndoChoice Israel Ltd. (Israel)
EP Technologies, Inc. (Delaware)
Guidant Delaware Holding Corporation (Delaware)
Guidant Europe NV (Belgium)
Guidant Puerto Rico B.V. (The Netherlands)
Hong Kong Medtech Trading Limited (Hong Kong)
nVision Medical Corporation (Delaware)
NXT Merger Corp. (Delaware)
NxThera, Inc. (Delaware)
PT Boston Scientific Indonesia (Indonesia)
RMI Acquisition Corp. (California)
Robert S. Smith, M.D., Inc. (Georgia)
Sadra Medical, Inc. (Delaware)
Securus Medical Group, Inc. (Delaware)
SNS Merger Corp (Delaware)
StarMedTec GmbH, in liquidation (Germany)
Stream Enterprises LLC (Delaware)
Symetis SA (Switzerland)
Target Therapeutics, Inc. (Delaware)
Veniti, Inc. (Delaware)
9357-1867 Quebec Inc. (Canada)